UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 3, 2008

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 3, 2008, Equinix (Germany) GmbH, with Equinix, Inc. (“Equinix”) as its common parent, borrowed an additional 500,000 Euros (or approximately $785,000 as translated using effective exchange rates as of July 3, 2008) under its £82,000,000 Senior Facilities Agreement (the “Facilities Agreement”) dated June 29, 2007 with CIT Bank Limited, as arranger, CIT Capital Finance (UK) Limited, as administrative agent and security trustee and the Lenders (as defined therein). The Facilities Agreement is available to fund Equinix’s current and future operations in Europe. This brings the total borrowings under the Facilities Agreement to approximately 65,978,000 British pounds (or approximately $130,799,000 as translated using effective exchange rates as of July 3, 2008) at a blended interest rate of approximately 7.51%.

The Facilities Agreement became an indirect obligation of Equinix as a result of its acquisition of IXEurope plc which closed on September 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: July 8, 2008	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer